Exhibit 99.1

Press Release

Contacts:
Liz Werner (Investors): 212-770-7074; elizabeth.werner@aig.com

Daniel O'Donnell (Media): 212-770-3141; daniel.odonnell@aig.com

Matt Gallagher (Media): 212-458-3247; matthew.gallagher2@aig.com

Press Release AIG 175 Water Street New York, NY 10038 www.aig.com

AIG ANNOUNCES CLOSING OF GLATFELTER ACQUISITION

NEW YORK, November 6, 2018 -- American International Group, Inc. (NYSE: AIG) today announced it has completed its acquisition of Glatfelter Insurance Group (“Glatfelter”). The transaction, which was first announced on September 21, 2018, has closed following receipt of regulatory approvals and satisfaction of other customary closing conditions.

As part of AIG, Glatfelter brings a high-quality specialty programs business, a demonstrated track record of strong underwriting results and proprietary program management technology that is expected to accelerate the strategic positioning of AIG’s General Insurance business.

“Glatfelter’s strong underwriting culture and deeply experienced management team with expertise in North American programs will help us deliver sustainable, profitable growth as we continue to build value for our stakeholders,” said Brian Duperreault, President and Chief Executive Officer of AIG. “We are very pleased to welcome Glatfelter to AIG.”

Peter Zaffino, AIG's Chief Executive Officer, General Insurance, said, “Glatfelter is a terrific strategic fit for us. We look forward to working with Tony Campisi and the Glatfelter team to expand our Programs business and deliver differentiated value to our clients and partners.”

# # #

About AIG

American International Group, Inc. (AIG) is a leading global insurance organization. Founded in 1919, today AIG member companies provide a wide range of property casualty insurance, life insurance, retirement products, and other financial services to customers in more than 80 countries and jurisdictions. These diverse offerings include products and services that help businesses and individuals protect their assets, manage risks and provide for retirement security. AIG common stock is listed on the New York Stock Exchange and the Tokyo Stock Exchange.

Additional information about AIG can be found at www.aig.com | YouTube: www.youtube.com/aig | Twitter: @AIGinsurance www.twitter.com/AIGinsurance | LinkedIn: www.linkedin.com/company/aig. These references with additional information about AIG have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release.

AIG is the marketing name for the worldwide property-casualty, life and retirement, and general insurance operations of American International Group, Inc. For additional information, please visit our website at www.aig.com. All products and services are written or provided by subsidiaries or affiliates of American International Group, Inc. Products or services may not be available in all countries, and coverage is subject to actual policy language. Non-insurance products and services may be provided by independent third parties. Certain property-casualty coverages may be provided by a surplus lines insurer. Surplus lines insurers do not generally participate in state guaranty funds, and insureds are therefore not protected by such funds.

Forward-Looking Statements

Certain statements in this press release may include projections, goals, assumptions and statements that may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and AIG and Glatfelter may make related oral, forward-looking statements on or following the date hereof. These projections, goals, assumptions and statements are not historical facts but instead represent only AIG’s and Glatfelter’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside AIG’s and Glatfelter’s control. These projections, goals, assumptions and statements include statements preceded by, followed by or including words such as “will,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “focused on achieving,” “view,” “target,” “goal,” or “estimate.” It is possible that AIG’s or Glatfelter’s actual results and financial condition will differ, possibly materially, from the results and financial condition indicated in these projections, goals, assumptions and statements.